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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-57740 of The General Chemical Group Inc. on Form S-3 of our report dated February 14, 2001 (March 7, 2001 as to Note 12), appearing in the Annual Report on Form 10-K of the General Chemical Group Inc. for the year ended December 31, 2000, and to the reference to us under the heading 'Experts' in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
April 17, 2001